Simplicity Bancorp, Inc.
1359 N. Grand Avenue
Covina, California 91724-1016

For Additional Information Contact:
Dustin Luton, President and Chief Executive Officer
Jean M. Carandang, Chief Financial Officer
(626) 339-9663 x1207

Simplicity Bancorp, Inc. Announces Appointment of Donald R. Voss
as New Chairman of the Board of Directors

Covina, CA – November 13, 2013.  Simplicity Bancorp, Inc. (NASDAQ: SMPL) has announced that James L. Breeden, Chairman of the Board of Directors of Simplicity Bancorp, Inc. and its predecessors since 2000 has retired as Chairman of the Board.  Donald R. Voss, Director of Simplicity Bancorp, Inc. has been appointed Chairman of the Board, succeeding Mr. Breeden.

The leadership change took effect on October 30, 2013.  Mr. Breeden will remain a member of the Board of Directors.

“Jim Breeden has truly been a guiding force for Simplicity Bancorp for many years as its board chairman.  He is a man of integrity and vision whose sound leadership guided Simplicity through growth and change for many years,” said Dustin Luton, President and Chief Executive Officer.  “In many ways, Jim has set the standard for those that will come after him.  On behalf of the entire Simplicity family, I want to thank Jim for his many years of dedicated service to Simplicity as board chair.”

Mr. Voss has been a member of the Board of Directors of Simplicity Bancorp, Inc. since 2011.  Mr. Voss is an elected councilmember of the City of La Canada Flintridge, California.  He became a member of the city council in 2006 following five years of service as city treasurer.  Previously, Mr. Voss held a variety of positions in a 25-year career with First Interstate Bank, culminating as an Executive Vice President and Manager of the U.S. Banking Division.  Mr. Voss will continue to serve on the Audit Committee and the Governance/Nominating Committee.

“Don’s deep, extensive knowledge of the banking industry and governance skills makes him the perfect person to assume the role of board chair,” said Mr. Luton.  “I have every confidence that he will carry on the tradition of strong, steady leadership from our Board of Directors, which has been an integral part of our ongoing success.”

Simplicity Bancorp, Inc. is the parent corporation of Simplicity Bank, a federally chartered savings bank headquartered in Covina, California.  The bank operates seven branches in California, as well as a statewide network of 58 ATMs.  Simplicity Bancorp, Inc. common stock trades on NASDAQ under the SMPL symbol.  For additional information, please visit www.simplicitybancorp.com or www.simplicitybank.com.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties.  Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures; changes in the interest rate environment; demand for loans in Simplicity Bank’s market area; adverse changes in general economic conditions, either nationally or in Simplicity Bank’s market areas; adverse changes within the securities markets; legislative and regulatory changes that could adversely affect the business in which Simplicity Bancorp, Inc. and its subsidiary are engaged; the future earnings and capital levels of Simplicity Bank, which would affect the ability of Simplicity Bancorp, Inc. to pay dividends in accordance with its dividend policies; and other risks detailed from time to time in Simplicity Bancorp, Inc.’s Securities and Exchange Commission filings.  Actual strategies and results in future periods may differ materially from those currently expected.  We caution readers not to place undue reliance on forward-looking statements. Simplicity Bancorp, Inc. disclaims any obligation to revise or update any forward-looking statements contained in this release to reflect future events or developments.